                                                                   Exhibit 3.3.2

                                     BYLAWS

                                       OF

                    DOTHAN HOSPITALITY 3053 OF ALABAMA, INC.

                             an Alabama corporation

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I               Offices

ARTICLE II              Shareholders

Section 2.1             Annual Meetings
Section 2.2             Special Meetings
Section 2.3             Place of Meetings
Section 2.4             Notice of Meetings
Section 2.5             Closing of Transfer Books
                         or Fixing of Record Date
Section 2.6             Voting Record
Section 2.7             Proxies
Section 2.8             Quorum
Section 2.9             Voting of Shares
Section 2.10            Voting of Shares by Certain
                         Holders
Section 2.11            Action by Shareholders Without
                         a Meeting

ARTICLE III             Board of Directors

Section 3.1             General Powers
Section 3.2             Number, Tenure and Qualifications
Section 3.3             Vacancies
Section 3.4             Meetings
Section 3.5             Meeting by Telephone
Section 3.6             Quorum
Section 3.7             Acts of the Board
Section 3.8             Presumption of Assent
Section 3.9             Action Without a Meeting
Section 3.10            Committees of Directors
Section 3.11            Compensation
Section 3.12            Director Conflicts of Interest
Section 3.13            Loans to Employees and Directors

ARTICLE IV              Waiver of Notice

Section 4.1             Directors
Section 4.2             Shareholders

ARTICLE V               Officers

Section 5.1             Positions
Section 5.2             Election and Term of Office
Section 5.3             Vacancies
Section 5.4             Removal
Section 5.5             Duties of Officers
Section 5.6             Compensation

ARTICLE VI              Indemnification of Directors, Officers
                         and Employees

ARTICLE VII             Certificates Representing Shares

Section 7.1             Certificates Representing Shares
Section 7.2             Legends on Certificates
Section 7.3             Transfer of Shares
Section 7.4             Lost, Stolen, Destroyed, or
                         Mutilated Certificates

ARTICLE VIII            General

Section 8.1             Fiscal Year
Section 8.2             Dividends
Section 8.3             Checks
Section 8.4             Corporate Seal
Section 8.5             Right of Corporation to Acquire its
                         Own Shares
Section 8.6             Voting of Corporation's Securities

ARTICLE IX              Amendment of Bylaws


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

                                     BYLAWS
                                       OF
                    DOTHAN HOSPITALITY 3053 OF ALABAMA, INC.
                             an Alabama corporation

                                    ARTICLE I

                                     OFFICES

      The principal office of the corporation shall be located in Dothan, Alabama. The corporation may have such other offices, within and without the State of Alabama, as the board of directors may determine or as the business of the corporation may require.

      The registered office of the corporation, required by the Alabama Business Corporation Act to be maintained in the State of Alabama, may but need not be the same as its principal office in the State of Alabama. The address of the registered office may be changed from time to time by the board of directors.

                                   ARTICLE II

                                  SHAREHOLDERS

      Section 2.1 Annual Meetings. The annual meeting of the shareholders, commencing with the year 1996, shall be held on the second Tuesday of December in each year if not a legal holiday in the State of Alabama, and if a legal holiday, then on the next succeeding business day not a legal holiday, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be conveniently held.

      Section 2.2 Special Meetings. Special meetings of the shareholders may be called by the board of directors, the chairman of the board, the president or the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

      Section 2.3 Place of Meetings. Annual and special meetings shall be held at the principal office of the corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated by the board of directors or the person or persons calling the meeting and stated in the notice of the meeting.

      Section 2.4 Notice of Meetings. Unless otherwise required by law, written notice of shareholder meetings, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporations with postage thereon prepaid. Notwithstanding the provisions of this section, the stock or bond indebtedness of the corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by section 234 of the Constitution of Alabama as the same may be amended from time to time.

      Section 2.5 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for stated period not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

      Section 2.6 Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. Such list shall be kept on file at the principal office of the corporation for a period often days prior to such meeting of shareholders and shall be subject to inspection by any shareholder making written request therefor at any time during usual


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

business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

      Section 2.7 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      Section 2.8 Quorum. Unless otherwise provided in the articles of incorporation, a majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is not present at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 2.9 Voting of Shares. Subject to the provisions of the next sentence of this Section 2.9, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or, if cumulative voting is authorized by the articles of incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Constitution of Alabama, the Alabama Business Corporation Act, the articles of incorporation or these bylaws.

      Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.


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

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name and no corporate trustee shall be entitled to vote in the election of directors shares held by it solely in a fiduciary capacity if such shares are shares issued by the corporate trustee itself.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

      Section 2.11 Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 3.1 General Powers. All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors.

      Section 3.2 Number, Tenure and Qualifications. The number of directors constituting the initial board of directors is set forth in the articles of incorporation, and the members of the first board shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified. Thereafter, the number of directors constituting the board of directors shall be not less than one nor more than ten, the exact number to be determined by resolution of the board of directors. The minimum and maximum number of directors may be increased or decreased from time to time in the mariner provided by the bylaws for the amendment thereof, but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and qualified. Directors need not be shareholders or residents of the State of Alabama.

      Section 3.3 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

      Section 3.4 Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Alabama. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders. Other regular meetings may be held upon such notice and at such time and place as shall be determined by the board. Special meetings of the board of directors may be called by the chairman of the board, the president or by any two directors on three days written notice to each director, delivered personally or mailed to each director at his business address or by telegram. The secretary, at the request in writing of the chairman of the board, the president or any two directors, shall send such written notice on his or their behalf. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting.

      Section 3.5 Meeting by Telephone. Members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

      Section 3.6 Quorum. A majority of the whole number of directors of the board shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum present or the refusal of any director present to vote.

      Section 3.7 Acts of the Board. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

      Section 3.8 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 3.9 Action Without a Meeting. Any action required or permitted to be taken by the board of directors or a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote of the directors or the members of such committee.

      Section 3.10 Committees of Directors. The board of directors, by resolution passed by a majority of the whole board of directors, may designate from among its members one or more committees, each committee to consist of one or more of the directors of the corporation. Each such committee, to the extent provided in the resolutions of the board of directors, shall have and may exercise all the powers and authority of the board of directors, except that no such committee shall have the authority of the board in reference to declaring a dividend or distribution from capital stock, issuing capital stock, amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, mortgage, exchange or other disposition of all or substantially all of the property and assets of the corporation other than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation of a dissolution, filling vacancies in the board of directors, or amending the bylaws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      Section 3.11 Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 3.12 Director Conflicts of Interest. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the corporation and if either the fact of such relationship or interest is disclosed to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors or the fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

      Common or interested directors may not be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

      Section 3.13 Loans to Employees and Directors. The corporation shall not lend money to or use its credit to assist its directors without authorization in the particular case by its shareholders, but may lend money to and use its credit to assist any employee of the corporation or of a subsidiary, including any such employee who is a director of the corporation, if the board of directors decides that such loan or assistance may benefit the corporation.

                                   ARTICLE IV

                                WAIVER OF NOTICE

      Section 4.1 Directors. Whenever any notice is required to be given to any director of the corporation under the provisions of the Constitution of Alabama, the Alabama Business Corporation Act, the articles of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors or any committee designated thereby need be specified in the waiver of notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 4.2 Shareholders. Whenever any notice is required to be given to any shareholder of the corporation under the provisions of the Constitution of Alabama, the Alabama Business Corporation Act, the articles of incorporation, or the bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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

                                    ARTICLE V

                                    OFFICERS

      Section 5.1 Positions. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board, a president, a secretary, and such other officers and assistant officers as may be deemed necessary by the board of directors. Any two or more offices may be held by the same person.

      Section 5.2 Election and Term of Office. The first officers of the corporation shall be elected by the board of directors at the first meeting of the board of directors. Each officer shall hold office at the pleasure of the board of directors or until his death or he shall resign or shall have been removed in the manner hereinafter provided.

      Section 5.3 Vacancies. A vacancy in any office may be filled by the board of directors.

      Section 5.4 Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 5.5 Duties of Officers. The officers of the corporation, if and when elected by the board of directors of the corporation, shall have the following duties:

            (a) Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation and shall, subject to the direction of the board of directors, supervise and control the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general, he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors.

            (b) President. The president shall be the chief administrative officer of the corporation and shall have general and active management of such areas and divisions of the business of the corporation as may be designated by the board of directors or by the chairman of the board. The president of the corporation shall carry into effect the orders of the chairman of the board. In


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

      the absence of the chairman of the board or in the event of his death or inability to act, the president shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The president may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general, he shall perform all duties incident to the office of president and such other duties as may be prescribed by the chairman of the board or the board of directors.

            (c) Vice-Presidents. In the absence of the president or in the event of his death or inability to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order determined by the board of directors) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president or the board of directors.

            (d) Secretary. The secretary shall keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation; see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each shareholder which shall be furnished to the secretary by each shareholder; sign with the chairman of the board, the president, any vice-president, or the treasurer certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president or the board of directors. If there is no treasurer of the corporation, the secretary shall assume the authority and duties of treasurer.

            (e) Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as may be designated by the board of directors, and in general perform all of the duties incident to the office of


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

      treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the president or the board of directors. The treasurer may sign certificates for shares of the corporation. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

            (f) Assistant Secretaries and Assistant Treasurers. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The board of directors may require any assistant treasurer to give a bond for the faithful discharge of his duties in such sums and with such surety or sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers shall all perform such other duties as shall be assigned to them by the secretary and treasurer, respectively, or by the chairman of the board, the president or the board of directors.

      Section 5.6 Compensation. The compensation of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

      Section 6.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 6.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 6.3 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article VI, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

      Section 6.4 Any indemnification under Sections 6.1 and 6.2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 of this Article VI. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

      Section 6.5 Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in Section 6.4 of this Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it


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shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

      Section 6.6 The indemnification authorized in and provided by this Article VI shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

      Section 6.7 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation is required or permitted to indemnify him against such liability under the provisions of this Article VI or any statute.

                                   ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

      Section 7.1 Certificates Representing Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman of the board, the president, any vice-president, or the treasurer, and by the secretary, an assistant vice-president, an assistant secretary, or an assistant treasurer, and sealed with the corporate seal or a facsimile thereof. The signatures of both of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or one of its employees. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.


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      Section 7.2 Legends on Certificates. Any written restriction on the transfer of shares of the corporation must be noted conspicuously on the certificate representing such shares. In addition, if the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of every certificate, or every certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      Section 7.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      Section 7.4 Lost, Stolen, Destroyed, or Mutilated Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                                  ARTICLE VIII

                                    GENERAL

      Section 8.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

      Section 8.2 Dividends. The board of directors, from time to time, may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


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

      Section 8.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

      Section 8.4 Corporate Seal The board of directors shall select a corporate seal which shall have inscribed thereon the name of the corporation, the words "Alabama" and "Corporate Seal," and such seal may include the date of incorporation of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

      Section 8.5 Right of Corporation to Acquire its Own Shares. The corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge and transfer or otherwise dispose of its own shares. Purchases by the corporation of its own shares, whether direct or indirect, may be made to the extent of unreserved and unrestricted earned surplus available therefor and, if permitted by the articles of incorporation of the corporation (or, if not so permitted by the articles of incorporation of the corporation, with the affirmative vote of the holders of two-thirds of all shares entitled to vote thereon), to the extent of unreserved and unrestricted capital surplus of the corporation available therefor.

      Section 8.6 Voting of Corporation's Securities. Unless otherwise ordered by the board of directors, the chairman of the board, the president or any vice-president, or such other officer as may be designated by the board of directors to act in the absence of the chairman of the board, the president or any vice-president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the corporation may hold securities, and at such meetings the chairman of the board, or such other officer of the corporations or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the chairman of the board, or such other officer, and attest the same. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

      These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors or by the shareholders at any regular or special meeting thereof; provided, however, that the board of directors may not alter, amend or repeal any bylaw establishing what constitutes a quorum at shareholders' meetings.


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                                     BYLAWS

                                       OF

                    DOTHAN HOSPITALITY 3053 OF ALABAMA, INC.

                             an Alabama corporation